Exhibit 10.13

[GRAPHIC] FLAGSTONE RE

21st December, 2005

Meetinghouse LLC
242 California Street
San Francisco
California 94111
United States of America

Attention: Tom Dickson

Dear Sirs

Re: Consultancy Arrangement

This letter will confirm our agreement to engage Meetinghouse LLC to provide actuarial consultancy services to Flagstone Reinsurance Limited (“Flagstone”).

The terms of the consultancy are as follows:-

Consultancy Period:	21st December – 31st March, 2005.

Services:

Meetinghouse LLC will provide Annie Petrides (the “Consultant”) to provide 150 hours of actuarial services to Flagstone and its affiliates, subject to approval by Bermuda Immigration for any services to be provided in Bermuda.

Fee:

$500 per hour for time spent working. Travel time will not be chargeable. Flagstone agrees to pay for a minimum of 150 hours, provided this agreement is not terminated by Meetinghouse and the work remains satisfactory.

Expenses:	Flagstone will pay reasonable documented travel expenses incurred by the Consultant, including but not limited to, air fare, hotel ground transportation in Bermuda.

Termination:	This agreement will terminate automatically at the end of the Consultancy Period or alternatively by either party giving 7 days notice in writing to the other.

Governing Law:	The parties agree that this agreement shall be governed and construed in accordance with Bermuda law and the parties submit to the non-exclusive jurisdiction of the Bermuda courts.

Any dispute arising under this agreement shall be resolved by the parties through arbitration in accordance with the Bermuda international Conciliation and Arbitration Act, 1993.

Please indicate your acceptance by signing and returning a copy of this letter to the undersigned.

Sincerely,	Acknowledged and agreed

/s/ Todd White	/s/ Tom Dickson
Todd White	Tom Dickson
General Counsel	For and on behalf of
Meetinghouse LLC

Flagstone Reinsurance Limited
23 Church Street, 3rd Floor Hamilton, HM 11, Bermuda
Mailing: Suite 223, 12 Church Street, Hamilton HM 11, Bermuda
Tel: +1 (441) 278-4300 Dir: +1 (441) 278-4327
Fax: +1 (441) 296-9879
E-mail: info@flagstonere.bm